COMMON STOCK PURCHASE AGREEMENT

Alterola Biotech, Inc.

EMC2 Capital, LLC

THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”), is entered into as of August 11, 2021 (the “Execution Date”), by and between Alterola Biotech, Inc., a Nevada corporation (the “Company”), and EMC2 Capital, LLC, a Wyoming limited liability company (the “Buyer”). Company and Buyer are collectively referred to herein as the “Parties” and at times each is individually referred to as a “Party.” Capitalized terms used herein and not otherwise defined are defined in Section 11.

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Buyer, and the Buyer wishes to buy from the Company, up to One Hundred Twenty-Five Million Dollars ($125,000,000.00) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The shares of Common Stock to be purchased hereunder are referred to herein as the “Purchase Shares.”

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.    PURCHASE OF COMMON STOCK. Subject to the terms and conditions set forth in this Agreement, the Company has the right, but not the obligation, to sell to the Buyer, and the Buyer has the obligation to purchase from the Company, Purchase Shares as follows:

a.    Commencement. The purchase and sale of Purchase Shares shall occur from time to time upon written notice by the Company to the Buyer following the satisfaction of the conditions set forth in Sections 6 and 7 (the “Commencement” and the date of satisfaction of such conditions, the “Commencement Date”).

b.    Regular Purchases. On any Business Day, the Company shall have the right to direct the Buyer, by its delivery to the Buyer of a Purchase Notice, to buy the number of Purchase Shares specified in such notice, up to One Hundred Thousand (100,000) Purchase Shares, at the Purchase Price on the Purchase Date (each such purchase, a “Regular Purchase”). The Company and the Buyer may mutually agree to increase the number of Purchase Shares that may be sold per Regular Purchase to as much as an additional Two Million (2,000,000) Purchase Shares per Business Day. The share amounts in this Section 1(b) shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. In no event shall the Purchase Amount of a Regular Purchase exceed One Million Dollars ($1,000,000) per Business Day, unless the Buyer and the Company mutually agree. The Company may deliver additional Purchase Notices to the Buyer from time to time so long as the most recent purchase has been completed.

c.    VWAP Purchases. On any Business Day on which the Company has submitted a Purchase Notice to the Buyer for a Regular Purchase of the maximum number of allowed Purchase Shares under such purchase, the Company shall have the right to direct the Buyer, by its delivery to the Buyer of a VWAP Purchase Notice, to buy the VWAP Purchase Share Percentage of the trading volume of the Common Stock, up to the VWAP Purchase Share Volume Maximum, at the VWAP Purchase Price on the VWAP Purchase Date (each such purchase, a “VWAP Purchase”).

Each VWAP Purchase Notice must be accompanied by instructions to the Company’s Transfer Agent to immediately issue to the Buyer an amount of Common Stock equal to the VWAP Purchase Share Estimate. Pursuant to any VWAP Purchase, the Buyer shall not purchase Purchase Shares in excess of the VWAP Purchase Share Estimate issued on the VWAP Purchase Date pursuant to the corresponding VWAP Purchase Notice; however, the Buyer will return to the Company any Common Stock issued pursuant to the VWAP Purchase Share Estimate that exceeds the number of Purchase Shares the Buyer actually purchases in connection with a VWAP Purchase.

At such time that the Sale Price falls below the VWAP Minimum Purchase Threshold on a VWAP Purchase date, the VWAP Purchase shall automatically be completed. In such circumstance, the VWAP Purchase Amount shall be calculated using

(i)  the VWAP Purchase Share Percentage of the aggregate shares traded on the Principal Market for such portion of the VWAP Purchase Date prior to the time that the Sale Price fell below the VWAP Minimum Price Threshold and (ii) the VWAP

Purchase Price calculated using the volume weighted average price of Common Stock sold during such portion of the VWAP Purchase Date prior to the time that the Sale Price fell below the VWAP Minimum Price Threshold.

Upon completion of each VWAP Purchase Date, the Buyer shall submit to the Company a confirmation of the VWAP Purchase in form and substance reasonably acceptable to the Parties. The Company may deliver additional VWAP Purchase Notices to the Buyer from time to time so long as the most recent purchase has been completed.

d.    Payment. For each Regular Purchase, the Buyer shall pay to the Company an amount equal to the Purchase Amount as full payment for such Purchase Shares no later than the fifth (5th) Business Day after the Buyer receives such Purchase Shares. For each VWAP Purchase, the Buyer shall pay to the Company an amount equal to the VWAP Purchase Amount as full payment for such Purchase Shares on the fifth (5th) Business Day following the VWAP Purchase Date. All payments made under this Agreement shall be made in lawful money of the United States of America via wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount due under the terms of this Agreement is due on a day that is not a Business Day, the payment shall instead be due on the next succeeding Business Day.

e.     Purchase Price Floor. The Company and the Buyer shall not cause any sales under this Agreement on any Purchase Date where the Closing Sale Price is less than the Floor Price. “Floor Price” means One Dollar ($1.00) per share of Common Stock, which by mutual agreement of the Parties, may be adjusted and for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

f.    Purchase Records. Each Party shall maintain a record showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each purchase or shall use such other method reasonably satisfactory to the Parties to reconcile the remaining Available Amount.

g.    Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Buyer made under this Agreement.

h.    Compliance with Principal Market Rules. Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth in Section 1(e), the total number of shares of Common Stock that may be issued under this Agreement, including the Commitment Shares and Commitment Warrants (as defined in Section 4(e) ), shall be limited to 150,780,572 shares of Common Stock (the “Exchange Cap”), which equals 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof, unless stockholder approval is obtained to issue more than such 19.99%. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. The foregoing limitation shall not apply if stockholder approval has not been obtained and at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares of Common Stock issued under this Agreement is greater than or equal to $1.51 (the “Minimum Price”), a price equal to the lower of (1) the Closing Sale Price immediately preceding the execution of this Agreement or (2) the arithmetic average of the five Closing Sale Prices for the Common Stock immediately preceding the execution of this Agreement (in such circumstance, for purposes of the Principal Market, the transaction contemplated hereby would not be “below market” and the Exchange Cap would not apply). The Minimum Price shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. Notwithstanding the foregoing, the Company shall not be required or permitted to issue, and the Buyer shall not be required to purchase, any shares of Common Stock under this Agreement if such issuance would breach the Company’s obligations under the rules or regulations of the Principal Market. The Company may, in its sole discretion, determine whether to obtain stockholder approval to issue more than 19.99% of its outstanding shares of Common Stock hereunder if such issuance would require stockholder approval under the rules or regulations of the Principal Market.

i.   Beneficial Ownership Limitation. The Company shall not issue, and the Buyer shall not purchase, any shares of Common Stock under this Agreement if such shares proposed to be issued and sold, when aggregated with all other shares of Common Stock then owned beneficially (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Rule 13d-3 promulgated thereunder) by the Buyer and its affiliates would result in the beneficial ownership by the Buyer and its affiliates of more than 4.99% of the then issued and outstanding shares of Common Stock.

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2.     BUYER’S REPRESENTATIONS AND WARRANTIES. The Buyer represents and warrants to the Company that as of the Execution Date and as of the Commencement Date:

a.    Organization and Qualification. The Buyer is a limited liability company duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized and has the requisite organizational power and authority to own its properties and to carry on its business as now being conducted.

b.	Residency. The Buyer is a resident of the State of Wyoming.

c.     Authorization; Enforcement; Validity. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to (i) general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation. The execution and delivery of the Transaction Documents by the Buyer and the consummation by it of the transactions contemplated hereby and thereby do not conflict with the Buyer’s certificate of organization or operating agreement or similar documents, and do not require further consent or authorization by the Buyer, its managers or its members.

d.    Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”).

e.    Information. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in the SEC Documents and in Section 3. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

f.    No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

g.      No Prior Short Selling. The Buyer represents and warrants to the Company that at no time prior to the Execution Date of this Agreement has any of the Buyer, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the 1934 Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

3.     COMPANY’S REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Buyer that as of the Execution Date and as of the Commencement Date:

a.     Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has furnished to the Buyer true and correct copies, as in effect on the Execution Date, of the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Bylaws (the “Bylaws”). The Company is not in violation or default of any of the provisions of its respective Certificate of Incorporation, Bylaws or other organizational or charter documents, except as would not reasonably be expected to have a Material Adverse Effect. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to

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result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has no Subsidiaries.

b.	Authorization; Enforcement; Validity.

(i)  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents, and to issue the Securities in accordance with the terms hereof and thereof;

(ii)   The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares and the Commitment Warrants and the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Company’s Board of Directors or duly authorized committee thereof and no further consent or authorization is required by the Company, its Board of Directors or its stockholders;

(iii)    This Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company; and

(iv)    This Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation. The Board of Directors of the Company (or duly authorized committee thereof) has approved resolutions (the “Signing Resolutions”) to authorize this Agreement and the transactions contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any material respect. The Company has delivered to the Buyer a true and correct copy of the Signing Resolutions as approved by the Board of Directors of the Company or an appropriate Board committee thereof.

c.   Issuance of Securities. The Securities are being issued pursuant to the Registration Statement and, on or before the Commencement Date, the issuance of the Securities will have been registered by the Company pursuant to the 1933 Act. Upon receipt of the Securities, Buyer will have good and marketable title to such Securities and such Securities will be immediately freely tradable on the Principal Market by any holder who is not an “affiliate” under the 1933 Act. The Commitment Shares and the Commitment Warrants have been duly authorized and, upon issuance in accordance with the terms of this Agreement, they shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof. Upon issuance and payment therefore in accordance with the terms and conditions of this Agreement, the Purchase Shares shall be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

d.   No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Securities) will not (i) result in a violation of the Certificate of Incorporation or the Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company) or by which any property or asset of the Company is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which could not reasonably be expected to result in a Material Adverse Effect. The Company is not in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company, except for possible violations, defaults, terminations or amendments that would not reasonably be expected to have a Material Adverse Effect. The business of the Company is not being conducted, and shall not be conducted, in violation of any law, ordinance, or regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except for reporting obligations under the

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1934 Act, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date. The Company is not subject to any notices or actions from or to the Principal Market other than routine matters incident to listing on the Principal Market and not involving a violation of the rules of the Principal Market. To the Company’s knowledge, the Principal Market has not commenced any delisting proceedings against the Company. Except as specifically contemplated by this Agreement or as required under the 1933 Act, the 1934 Act, applicable state securities laws and the rules and regulations of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth elsewhere in this Agreement, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date.

e.     SEC Documents; Financial Statements. Since June 30, 2021, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1933 Act and the 1934 Act (all of the foregoing filed prior to the Execution Date and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein referred to herein as the “SEC Documents”). As of their respective dates (except as they have been correctly amended), the SEC Documents complied in all material respects with the requirements of the 1933 Act, the 1934 Act, as applicable. None of the SEC Documents, when filed, with the SEC (except as they may have been properly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except in routine correspondence, such as comment letters and notices of effectiveness in connection with previously filed registration statements or periodic reports publicly available through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”), the Company has received no notices or correspondence from the SEC for the one year preceding the Execution Date. There are no “unresolved” SEC comments and the SEC has not commenced any enforcement proceedings against the Company. To the Company’s knowledge, the Company is not the subject of any inquiry, investigation or action by the SEC.

f.    Capitalization. As of the Execution Date, the authorized capital stock of the Company is set forth in the SEC Documents. Except as disclosed in the SEC Documents:

(i)   No shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company;

(ii)	There are no outstanding debt securities;

(iii)   There are no outstanding options, warrants, rights to subscribe to, calls or commitments of any kind relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, rights to subscribe to, calls or commitments of any kind relating to, or securities or rights convertible into, any shares of capital stock of the Company;

(iv)   There are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the 1933 Act (except the Securities);

(v)   There are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company;

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(vi)     There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and

(vii)   The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

g.    Absence of Certain Changes. Since June 30, 2021, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company. For purposes of this Agreement, neither a decrease in cash or cash equivalents or in the market price of the Common Stock nor losses incurred in the ordinary course of the Company’s business shall be deemed or considered a material adverse change. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

h.       Absence of Litigation. To the Company’s knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or threatened against the Company, the Common Stock or any of the Company’s officers or directors in their capacities as such, which would reasonably be expected to have a Material Adverse Effect.

i.   Acknowledgement Regarding Buyer’s Status. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

j.   No Aggregated Offering. Except for offers and sales disclosed in the SEC Documents, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be aggregated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

k.    Intellectual Property Rights. To the Company’s knowledge, the Company owns or possesses adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct its business as now conducted, except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company’s Intellectual Property have expired or terminated, or, by the terms and conditions thereof, will expire or terminate within two (2) years from the date of this Agreement, except as would not reasonably be expected to have a Material Adverse Effect. The Company does not have any knowledge of any infringement by the Company of any Intellectual Property of others and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding Intellectual Property, which could reasonably be expected to have a Material Adverse Effect.

l.    Environmental Laws. The Company (i) is in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety or the environment and with respect to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their business and (iii) is in material compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply or receive such approvals could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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m.    Title. The Company has good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Any real property and facilities held under lease by the Company, to the Company’s knowledge, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

n.    Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be reasonable and customary in the businesses in which the Company is engaged. To the Company’s knowledge, since June 30, 2021, the Company has not been refused any insurance coverage sought or applied for and, to the Company’s knowledge, it will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

o.      Regulatory Permits. The Company (i) possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses as currently conducted, and (ii) has not received any notice of proceedings relating to the revocation or modification of any such material certificate, authorization or permit, except, in the case of each of the two foregoing clauses, as would not reasonably be expected to have a Material Adverse Effect.

p.    Tax Status. The Company has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books reserves reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books reserves reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, and except as would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

q.    Transactions with Affiliates. Except as set forth in the Registration Statement or the SEC Documents, to the Company’s knowledge, none of the Company’s stockholders, officers, directors, or any family member or affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction that would be required to be disclosed as a related party transaction pursuant to Rule 404 of Regulation S-K promulgated under the 1933 Act.

r.    Application of Takeover Protections. The Company and its board of directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities.

s.    Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be publicly disclosed in a timely manner by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided the Buyer or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement, the Prospectus or any prospectus or supplements thereto. The Company understands and confirms that the Buyer will rely on the foregoing representation in effecting purchases and sales of securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Buyer regarding the Company, its business and the transactions contemplated hereby taken as a whole is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the 12 months preceding the date of this Agreement taken as a whole did not as of their issue date contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made

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and when made, not misleading. The Company acknowledges and agrees that the Buyer neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

t.    Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

u.    DTC Eligibility. The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

v.   Sarbanes-Oxley. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the Execution Date.

w.     Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the 1934 Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the 1934 Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. Except as disclosed in the SEC Documents, the Company has not, in the twelve (12) months preceding the date hereof, received any notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. Other than as disclosed in the SEC Documents, the Company is in compliance with all such listing and maintenance requirements.

x.	Accountants. The Company’s accountants are set forth in the SEC Documents and, to the knowledge of the

Company, such accountants are an independent registered public accounting firm as required by the 1933 Act.

y.    No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

z.   Not a Shell Company. The Company is not currently, and has not been since June 16, 2021, an issuer identified in Rule 144(i)(1) under the 1933 Act. The Company filed Form 10 information on Form 8-K with the SEC on June 16, 2021.

4.	COVENANTS.

a.    Filing of Form 8-K and S-1 Registration Statement. The Company agrees that it shall, within the time required under the 1934 Act, file with the SEC a report on Form 8-K disclosing this Agreement and relating the material terms and conditions of, and the transactions contemplated by, the Transaction Documents. The Company shall file on or before August 31, 2021, a Registration Statement on Form S-1 (the “Registration Statement”) covering the sale of the Securities in accordance with the terms of this Agreement, the Registration Rights Agreement, the Warrant Agreement and the Transaction Documents.

Within two (2) Business Days after the Commencement Date the Company shall file a prospectus covering the sale of the Securities (the “Prospectus”) in accordance with the terms of this Agreement, the Registration Rights Agreement, the Warrant Agreement and the Transaction Documents. The Company shall use its reasonable best efforts to keep the Registration Statement and any new Registration Statement effective pursuant to Rule 415 promulgated under the 1933 Act and available for sales of all Securities to the Buyer until such time as (i) it no longer qualifies to make sales under the Registration Statement (which shall be understood to include the inability of the Company to immediately register sales of Securities to the Buyer under the Registration Statement or any new Registration Statement), (ii) the date on which all the Securities have been sold under this Agreement and no Available Amount remains thereunder, or (iii) this Agreement has been terminated. The Registration Statement (including any amendments or supplements thereto and prospectuses

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or prospectus supplements, including the Prospectus, contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

b.     Blue Sky. The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the issuance of the Commitment Shares and the Commitment Warrants and the sale of the Purchase Shares to the Buyer under this Agreement and (ii) any subsequent sale of the Securities by the Buyer, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Buyer from time to time, and shall provide evidence of any such action so taken to the Buyer.

c.     Listing; DTC. To the extent applicable, the Company shall promptly secure the listing of all Securities to be issued to the Buyer hereunder on the Principal Market (subject to official notice of issuance) and upon each other national securities exchange or automated quotation system, if any, upon which the Common Stock is then listed and shall maintain, so long as any shares of Common Stock shall be so listed, such listing. The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. The Company shall not take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market, unless the Common Stock is immediately thereafter traded on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Buyer copies of any notices it receives from any Person regarding the continued eligibility of the Common Stock for listing on the Principal Market; provided, however, that the Company shall not provide the Buyer copies of any such notice that the Company reasonably believes constitutes material non-public information and the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC under the 1933 Act or the 1934 Act (including on Form 8-K). The Company shall take all action necessary to ensure that its Common Stock can be transferred electronically as DWAC Shares. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

d.    Limitation on Short Sales and Hedging Transactions. The Buyer agrees that beginning on the Execution Date and ending on the date of termination of this Agreement, the Buyer and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Section

242.200 of Regulation SHO of the 1934 Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

e.     Issuance of Commitment Shares and Warrants. On the Execution Date, in consideration for the Buyer’s execution and delivery of this Agreement, the Company shall issue Fifteen Million (15,000,000) warrants (the “Commitment Warrants”) to the Buyer, pursuant to the terms of the Warrant Agreement and the Company shall deliver to the Transfer Agent instructions in the form attached hereto as Exhibit C to cause the Transfer Agent to issue Seven Million Five Hundred Thousand (7,500,000) shares of Common Stock (the “Commitment Shares”) directly to the Buyer. The Commitment Shares shall be held in book entry until the Registration Statement becomes effective. Immediately upon effectiveness of the Registration Statement, the Commitment shares shall be transferred to the Buyer electronically as DWAC Shares. For the avoidance of doubt, all of the Commitment Shares shall be issued without any restrictive legend whatsoever and the Commitment Shares and the Commitment Warrants shall be fully earned as of the Execution Date of this Agreement, whether or not any Purchase Shares are purchased by the Buyer under this Agreement and irrespective of any termination of this Agreement.

f.     Due Diligence. The Buyer shall have the right, from time to time as the Buyer may reasonably request, to perform reasonable due diligence on the Company during normal business hours and subject to reasonable prior notice to the Company. The Company and its officers and employees shall provide information and reasonably cooperate with the Buyer in connection with any reasonable request by the Buyer related to the Buyer’s due diligence of the Company, including, but not limited to, any such request made by the Buyer in connection with (i) the filing of the Registration Statement described in Section 4(a) and (ii) the Commencement; provided, however, that at no time is the Company required to disclose material nonpublic information to the Buyer or breach any obligation of confidentiality or non- disclosure to a third party or make any disclosure that could cause a waiver of attorney-client privilege.

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g.    Non-Public Information; Confidential Information. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The receiving party may disclose Confidential Information to the extent such information is required to be disclosed by law, regulation or order of a court of competent jurisdiction or regulatory authority, provided that the receiving party shall promptly notify the disclosing party when such requirement to disclose arises, and shall cooperate with the disclosing party so as to enable the disclosing party to: (i) seek an appropriate protective order; and (ii) make any applicable claim of confidentiality in respect of such Confidential Information; and provided, further, that the receiving party shall disclose Confidential Information only to the extent required by the protective order or other similar order, if such an order is obtained, and, if no such order is obtained, the receiving party shall disclose only the minimum amount of such Confidential Information required to be disclosed in order to comply with the applicable law, regulation or order. In addition, any such Confidential Information disclosed pursuant to this section shall continue to be deemed Confidential Information. Notwithstanding anything in this Agreement to the contrary, the Company and the Buyer agree that neither the Company nor any other Person acting on its behalf shall provide the Buyer or its agents or counsel with any information that constitutes or may reasonably be considered to constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in accordance with Regulation FD promulgated under 1934 Act. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf after Execution Date (as determined in the reasonable good faith judgment of the Buyer), in addition to any other remedy provided herein or in the Transaction Documents, the Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Buyer shall have first provided notice to the Company that it believes it has received information that constitutes material, non- public information prior to any such disclosure by the Buyer, and the Company shall have failed to publicly disclose such material, non-public information within such time period. The Buyer shall not have any liability to the Company, or any of its directors, officers, employees, stockholders or agents, for any such disclosure. The Company understands and confirms that the Buyer shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

h.     Stop Orders. The Company shall advise the Buyer promptly (but in no event later than 24 hours) and shall confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the SEC for amendment of or a supplement to the Registration Statement, Prospectus, any prospectus supplement or for any additional information with respect thereto; (ii) of the Company’s receipt of notice of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any prospectus supplement, or of the Company’s receipt of any notification of the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation or contemplated initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any prospectus supplement untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any prospectus supplement in order to state a material fact required by the 1933 Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any prospectus supplement, in light of the circumstances under which they were made) not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus or any prospectus supplement to comply with the 1933 Act or any other law. The Company shall not be required to disclose to the Buyer the substance or specific reasons of any of the events set forth in clauses (i) through (iii) of the immediately preceding sentence, but rather, shall only be required to disclose that the event has occurred. The Company shall not deliver to the Buyer any Regular Purchase Notice or VWAP Purchase Notice, and the Buyer shall not be obligated to purchase any shares of Common Stock under this Agreement, during the continuation or pendency of any of the foregoing events. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any prospectus supplement, the Company shall use its reasonable best efforts to obtain the withdrawal of such order at the earliest possible time. The Company shall furnish to the Buyer, without charge, a copy of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to the Registration Statement or the Prospectus, as the case may be.

i.    Amendments to Registration Statement; Prospectus Supplements. Except as provided in this Agreement and other than periodic and current reports required to be filed pursuant to the 1934 Act, the Company shall not file with the

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SEC any amendment to the Registration Statement or any supplement to the Prospectus that refers to the Buyer, the Transaction Documents or the transactions contemplated thereby (including, without limitation, any prospectus supplement filed in connection with the transactions contemplated by the Transaction Documents), in each case with respect to which (a) the Buyer shall not previously have been advised and afforded the opportunity to review and comment thereon at least two (2) Business Days prior to filing with the SEC, as the case may be, (b) the Company shall not have given due consideration to any comments thereon received from the Buyer or its counsel, or (c) the Buyer shall reasonably object, unless the Company reasonably has determined that it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the 1933 Act or any other applicable law or regulation, in which case the Company shall promptly (but in no event later than 24 hours) so inform the Buyer, the Buyer shall be provided with a reasonable opportunity to review and comment upon any disclosure referring to the Buyer, the Transaction Documents or the transactions contemplated thereby, as applicable, and the Company shall promptly furnish to the Buyer a copy thereof. In addition, for so long as, in the reasonable opinion of counsel for the Buyer, the Prospectus is required to be delivered in connection with any acquisition or sale of Securities by the Buyer, the Company shall not file any prospectus supplement with respect to the Securities without furnishing to the Buyer as many copies of such prospectus supplement, together with the Prospectus, as the Buyer may reasonably request.

j.   Prospectus Delivery. The Company consents to the use of the Prospectus (and of each prospectus supplement thereto) in accordance with the provisions of the 1933 Act and with the securities or “blue sky” laws of the jurisdictions in which the Securities may be sold by the Buyer, in connection with the offering and sale of the Securities and for such period of time thereafter as the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities. The Company will make available to the Buyer upon request, and thereafter from time to time will furnish to the Buyer, as many copies of the Prospectus (and each prospectus supplement thereto) as the Buyer may reasonably request for the purposes contemplated by the 1933 Act within the time during which the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities. If during such period of time any event shall occur that in the reasonable judgment of the Company and its counsel, or in the reasonable judgment of the Buyer and its counsel, is required to be set forth in the Registration Statement, the Prospectus or any prospectus supplement or should be set forth therein in order to make the statements made therein (in the case of the Prospectus or any prospectus supplement, in light of the circumstances under which they were made) not misleading, or if in the reasonable judgment of the Company and its counsel, or in the reasonable judgment of the Buyer and its counsel, it is otherwise necessary to amend the Registration Statement or supplement the Prospectus or any prospectus supplement to comply with the 1933 Act or any other applicable law or regulation, the Company shall forthwith prepare and, subject to Section 4(i), file with the SEC an appropriate amendment to the Registration Statement or an appropriate prospectus supplement and in each case shall expeditiously furnish to the Buyer, at the Company’s expense, such amendment to the Registration Statement or such prospectus supplement, as applicable, as may be necessary to reflect any such change or to effect such compliance. The Company shall have no obligation to separately advise the Buyer of, or deliver copies to the Buyer of, the SEC Documents, all of which the Buyer shall be deemed to have notice of.

k.     Aggregation. From and after the Execution Date, neither the Company, nor or any of its affiliates, nor any Person acting on its or their behalf, directly or indirectly, will make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would cause this offering of the Securities to be aggregated with other offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated, unless stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market.

l.	Use of Proceeds. The Company will use the net proceeds from the offering as described in the Prospectus.

m.     Other Transactions. During the term of this Agreement, the Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Securities to the Buyer in accordance with the terms of the Transaction Documents.

n.   Required Filings Relating to Purchases. To the extent required under the 1933 Act or under interpretations by the SEC thereof, as promptly as practicable after the close of each of the Company’s fiscal quarters (or on such other dates as required under the 1933 Act or under interpretations by the SEC thereof), the Company shall prepare a prospectus supplement, which will set forth the number of Purchase Shares sold to the Buyer during such quarterly period (or other

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relevant period), the purchase price for such Purchase Shares and the net proceeds received by the Company from such sales, and shall file such prospectus supplement with the SEC pursuant to the 1933 Act (and within the time periods under the 1933 Act). If any such quarterly prospectus supplement is not required to be filed under the 1933 Act or under interpretations by the SEC thereof, the Company shall disclose the information referenced in the immediately preceding sentence in its annual report on Form 10-K or its quarterly report on Form 10-Q (as applicable) in respect of the quarterly period that ended immediately before the filing of such report in which sales of Purchase Shares were made to the Buyer under this Agreement, and file such report with the SEC within the applicable time period required by the 1934 Act. The Company shall not file any prospectus supplement pursuant to this Section 4(n), and shall not file any report containing disclosure relating to such sales of Purchase Shares, unless a copy of such prospectus supplement or disclosure has been submitted to the Buyer a reasonable period of time before the filing and the Buyer has not reasonably objected thereto (it being acknowledged and agreed that the Company shall not submit to Buyer any portion of any Form 10-K or Form 10- Q other than the specific disclosure relating to any sales of Purchase Shares). The Company shall also furnish copies of all such prospectus supplements to each exchange or market in the United States on which sales of the Purchase Shares may be made as may be required by the rules or regulations of such exchange or market, if applicable.

o.   No Variable Rate Transactions. From and after the Execution Date until the 24-month anniversary of the date of this Agreement (irrespective of any earlier termination of this Agreement), the Company shall be prohibited from effecting or entering into an agreement to effect, at any time during which the Buyer beneficially owns more than 500,000 shares of Common Stock (as calculated pursuant to Section 13(d) of the 1934 Act and Rule 13d-3 promulgated thereunder), any issuance by the Company of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with an Exempt Issuance. The Buyer shall be entitled to obtain injunctive relief as provided in Section 12(k) against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

5.      TRANSFER AGENT INSTRUCTIONS. On or before the Commencement Date, the Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, to issue the Purchase Shares and the Commitment Shares in accordance with the terms of this Agreement (the “Irrevocable Transfer Agent Instructions”). The Company warrants to the Buyer that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section will be given by the Company to the Transfer Agent with respect to the Securities and the Securities shall otherwise be freely transferable on the books and records of the Company. All Securities to be issued to or for the benefit of the Buyer pursuant to this Agreement shall be issued as DWAC Shares.

6.    CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF SHARES OF COMMON STOCK UNDER THIS AGREEMENT. The right of the Company hereunder to commence sales of the Purchase Shares is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions on or before the Commencement Date:

a.	The Buyer shall have executed each of the Transaction Documents and delivered the same to the Company;

b.    The representations and warranties of the Buyer shall be true and correct as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Buyer shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Commencement Date;

c.    The Notice of Effectiveness of the Registration Statement shall have been delivered to the Buyer and no stop order with respect thereto shall be pending or threatened by the SEC;

d.     All Securities to be issued by the Company to the Buyer under the Transaction Documents shall have been approved for listing on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to official notice of issuance; and

e.   No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state or local court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents;

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7.    CONDITIONS TO THE BUYER’S OBLIGATION TO MAKE PURCHASES OF SHARES OF COMMON STOCK. The obligation of the Buyer to buy Purchase Shares under this Agreement is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions on or before the Commencement Date and, once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

a.	The Company shall have executed each of the Transaction Documents and delivered the same to the Buyer;
b.	The Company shall have issued to the Buyer the Commitment Shares and the Commitment Warrants;

c.   The Buyer shall have received the opinion of the Company’s legal counsel dated as of the Commencement Date in customary form and substance;

d.    The Common Stock shall be listed on the Principal Market and all Securities to be issued by the Company to the Buyer pursuant to this Agreement shall have been approved for listing on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to official notice of issuance;

e.    The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3, in which case, such representations and warranties shall be true and correct without further qualification) as of the Execution Date and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Buyer shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit A;

f.   The Board of Directors of the Company, or a duly authorized committee thereof, shall have adopted the Signing Resolutions, which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;

g.   The Irrevocable Transfer Agent Instructions, in form acceptable to the Buyer, shall have been delivered to and acknowledged in writing by the Company and the Company’s Transfer Agent (or any successor transfer agent), and the Commitment Shares required to be issued on the Execution Date in accordance with this Agreement shall have been issued and directly transferred to the Buyer electronically as DWAC Shares;

h.    The Company shall have delivered to the Buyer a certificate evidencing the incorporation and good standing of the Company in the State of Nevada, issued by the Secretary of State of the State of Nevada, as of a date within ten

(10)	Business Days of the Commencement Date;
i.	The Company shall have delivered to the Buyer a secretary’s certificate executed by the Secretary of the

Company, dated as of the Commencement Date, in the form attached hereto as Exhibit B;

j.    The Registration Statement shall have been declared effective and no stop order with respect thereto shall be pending or threatened by the SEC. The Company shall have prepared and delivered to the Buyer a final and complete form of the Prospectus, dated and current as of the Commencement Date, to be filed by the Company within two (2) Business Days after the Commencement Date pursuant to Rule 424(b) promulgated under the 1933 Act. The Prospectus shall be current and available for issuances and sales of all of the Securities by the Company to the Buyer, and for the resale of all of the Securities by the Buyer. Any other prospectus supplements required to have been filed by the Company with the SEC under the 1933 Act at or prior to the Commencement Date shall have been filed with the SEC within the applicable time periods prescribed for such filings under the 1933 Act. The Company shall have a maximum dollar amount of securities registered and unsold under the Registration Statement, which is not less than the sum of (i) the Available Amount and (ii) the market value of the Commitment Shares and the Commitment Warrants. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws;

k.   No Event of Default has occurred and is continuing, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred;

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l.    On or prior to the Commencement Date, the Company shall take all necessary action, if any, and such actions as reasonably requested by the Buyer, in order to render inapplicable any control share acquisition, business combination, stockholder rights plan or poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation, that is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities;

m.   No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents;

n.   No action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions; and

o.      The Company shall have provided the Buyer with the information reasonably requested by the Buyer in connection with its due diligence requests made prior to, or in connection with, the Commencement, in accordance with the terms of this Agreement.

8.   INDEMNIFICATION. In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and all of its affiliates, members, officers, directors, and employees, and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all third party actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than with respect to Indemnified Liabilities which directly and primarily result from (A) a breach of any of the Buyer’s representations and warranties, covenants or agreements contained in this Agreement, or (B) the gross negligence, bad faith or willful misconduct of the Buyer or any other Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

9.     EVENTS OF DEFAULT. An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

a.    during any period in which the effectiveness of the Registration Statement registering the Securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or the Registration Statement or the Prospectus is unavailable to the Company for the sale of all of the Registrable Securities (as defined in the Registration Rights Agreement) to the Buyer in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, which is not in connection with a post-effective amendment to any such registration statement or the filing of a new registration statement; provided, however, that in connection with any post-effective amendment to such registration statement or filing of a new registration statement that is required to be declared

14

effective by the SEC, such lapse or unavailability may continue for a period of no more than thirty (30) consecutive Business Days, which such period shall be extended for an additional thirty (30) Business Days if the Company receives a comment letter from the SEC in connection therewith;

b.    the suspension from trading or failure of the Common Stock to be listed on a Principal Market for a period of three (3) consecutive Business Days;

c.     the delisting of the Common Stock from the Principal Market, and the Common Stock is not immediately thereafter trading on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market;

d.   the failure for any reason by the Transfer Agent to issue Purchase Shares to the Buyer within three (3) Business Days after the applicable Purchase Date or VWAP Purchase Date (as applicable) which the Buyer is entitled to receive such Purchase Shares;

e.    the Company’s breach of any representation or warranty (as of the dates made), covenant or other term or condition under any Transaction Document if such breach could reasonably be expected to have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues uncured for a period of at least five (5) Business Days;

f.      if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

g.   if the Company, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors or (v) becomes insolvent;

h.     a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company;

i.	If at any time the Company is not eligible to transfer its Common Stock electronically as DWAC Shares;

j.   if at any time after the Commencement Date, the Exchange Cap is reached unless and until stockholder approval has been obtained pursuant to Section 1(h). The Exchange Cap shall be deemed to be reached at such time if, upon submission of a Purchase Notice or VWAP Purchase Notice under this Agreement, the issuance of such shares of Common Stock would exceed the number of shares of Common Stock which the Company may issue under this Agreement without breaching the Company’s obligations under the rules or regulations of the Principal Market; or

k.    during any period in which the Buyer is unable to trade the Common Stock on the Principal Market for any reason due to the actions of the Company or due to the Securities having been deemed to be the subject of an active promotion campaign, and such inability to trade continues for a period of five (5) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period.

In addition to any other rights and remedies under applicable law and this Agreement, including the Buyer termination rights, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, or so long as the Closing Sale Price is below the Floor Price, the Company may not require and the Buyer shall not be obligated to purchase any shares of Common Stock under this Agreement.

10.	TERMINATION. This Agreement may be terminated only as follows:

a.    By the Buyer any time an Event of Default exists without any liability or payment to the Company. However, if pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 9(f), 9(g) and 9(h)) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person. No such termination of this Agreement under

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this Section 10(a) shall affect the Company’s or the Buyer’s obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

b.     In the event that the Commencement shall not yet have occurred, the Company shall have the option to terminate this Agreement for any reason or for no reason without any liability whatsoever of either party to the other party under this Agreement.

c.    In the event that the Commencement shall not have occurred within ten (10) Business Days of the effective date of the Registration Statement, due to the failure to satisfy any of the conditions set forth in Sections 6 and 7 with respect to the Commencement, either party shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of either party to any other party; provided, however, that the right to terminate this Agreement under this Section 10(c) shall not be available to either party if such failure to satisfy any of the conditions set forth in Sections 6 and 7 is the result of a breach of this Agreement by such party or the failure of any representation or warranty of such party included in this Agreement to be true and correct in all material respects.

d.    At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Buyer electing to terminate this Agreement without any liability whatsoever of either party to the other party under this Agreement. The Company Termination Notice shall not be effective until one (1) Business Day after it has been received by the Buyer.

e.    This Agreement shall automatically terminate on the date that the Company sells, and the Buyer purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement.

f.    If by the Maturity Date, for any reason or for no reason, the full Available Amount under this Agreement has not been purchased as provided for in Section 1, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement.

Except as set forth in Section 10(a) (in respect of an Event of Default under Sections 9(f), 9(g) and 9(h)), 10(e) and 10(f), any termination of this Agreement pursuant to this Section 10 shall be effected by written notice from the Company to the Buyer, or the Buyer to the Company, as the case may be, setting forth the basis for the termination hereof.

11.	CERTAIN DEFINED TERMS. For purposes of this Agreement, the following terms shall have the following meanings:

a.   “Available Amount” means, initially, One Hundred Twenty-Five Million Dollars ($125,000,000) in the aggregate which amount shall be reduced by the Purchase Amount each time the Buyer purchases shares of Common Stock pursuant to Section 1.

b.	“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

c.    “Business Day” means any day on which the Principal Market is open for trading during normal trading hours (i.e., 9:30 a.m. to 4:02 p.m. Eastern Time), including any day on which the Principal Market is open for trading for a period of time less than the customary time.

d.     “Closing Sale Price” means the last closing trade price for the Common Stock on the Principal Market as reported by the Principal Market.

e.   “Common Stock Equivalents” means any securities of the Company which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

f.   “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, protocols, development plans, commercialization plans, compounds, formulations, preclinical study and clinical trial results, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is expressly identified

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as Confidential Information at the time of such initial disclosure and confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party;

(ii)  becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party or its affiliates; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; or (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession.

g.	“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

h.   “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

i.    “DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Buyer’s or its designee’s specified Deposit/Withdrawal at Custodian (“DWAC”) account with DTC under its Fast Automated Securities Transfer (“FAST”) Program, or any similar program adopted by DTC performing substantially the same function.

j.     “Exempt Issuance” means the issuance of (a) Common Stock, options or other equity incentive awards to employees, consultants, officers, directors or vendors of the Company pursuant to any stock or option plan duly adopted for such purpose by the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities exercisable or exchangeable for or convertible into shares of Common Stock issued hereunder and/or issued and outstanding on the Execution Date (including adjustments of such securities), provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by the Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising equity capital or to an entity whose primary business is investing in securities, and (d) shares of Common Stock issued pursuant to any “at-the- market offering” of Common Stock through a registered broker-dealer pursuant to an agreement executed from and after the Execution Date.

k.     “Material Adverse Effect” means any material adverse effect on any of: (i) the business, properties, assets, operations, results of operations or financial condition of the Company, if any, taken as a whole, or (ii) the authority or ability of the Company to perform its obligations under the Transaction Documents.

l.	“Maturity Date” means the date that is thirty-six (36) months from the Commencement Date.

m.    “Person” means an individual or entity of any kind including any limited liability company, partnership, joint venture, corporation, trust, unincorporated organization and government or any department or agency thereof.

n.     “Principal Market” means the OTC Markets; provided however, that in the event the Company’s Common Stock is ever listed or traded on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

o.      “Purchase Amount” means, with respect to any particular purchase made hereunder, the portion of the Available Amount to be purchased by the Buyer pursuant to Section 1 as set forth in a valid Purchase Notice or VWAP Purchase Notice which the Company delivers to the Buyer.

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p.   “Purchase Date” means, with respect to any Regular Purchase made hereunder, the Business Day immediately following receipt by the Buyer, on or before 5:00 p.m. Eastern time on a Business Day, of a valid Purchase Notice that the Buyer is to buy Purchase Shares pursuant to Section 1(b).

q.   “Purchase Notice” means an irrevocable written notice from the Company to the Buyer directing the Buyer to buy Purchase Shares pursuant to Section 1(b) as specified by the Company therein at the applicable Purchase Price on the Purchase Date.

r.    “Purchase Price” means the lesser of (i) 91% of the lowest Sale Price of the Common Stock on the Purchase Date or (ii) 87% of the one-day VWAP on the Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

s.    “Registration Rights Agreement” means the Registration Rights Agreement dated as of the Execution Date by and between the Company and the Buyer.

t.     “Sale Price” means any trade price for the shares of Common Stock on the Principal Market during normal trading hours, as reported by the Principal Market.

u.	“SEC” means the U.S. Securities and Exchange Commission.
v.	“Securities” means, collectively, the Purchase Shares, the Commitment Shares and the Commitment Warrants.

w.    “Subsidiaries” means any Persons the Company wholly-own or control, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the 1933 Act.

x.   “Transaction Documents” means, collectively, this Agreement and the exhibits hereto, the Registration Rights Agreement and any schedules and exhibits thereto, the Warrant Agreement and any schedules and exhibits thereto and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

y.    “Transfer Agent” means the transfer agent of the Company as set forth in Section 12(a) or such other person who is then serving as the transfer agent for the Company in respect of the Common Stock.

z.    “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock or Common Stock Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full-ratchet” anti-dilution provisions, but excluding any “weighted average” anti- dilution provisions or any “cashless” or “net” exercise provisions), (ii) issues or sells any debt or equity securities, including without limitation, Common Stock or Common Stock Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, or (B) that is subject to or contains any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right) that provides for the issuance of additional debt or equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement, including, but not limited to, an “equity line of credit” or other continuous offering or similar offering of Common Stock or Common Stock Equivalents, whereby the Company may sell Common Stock or Common Stock Equivalents at a future determined price.

aa. “VWAP Minimum Price Threshold” means, with respect to any particular VWAP Purchase Notice, the Sale Price on the VWAP Purchase Date equal to the greater of (i) 80% of the Closing Sale Price on the Business Day immediately preceding the VWAP Purchase Date or (ii) such higher price as set forth by the Company in the VWAP Purchase Notice.

bb. “VWAP Purchase Amount” means, with respect to any particular VWAP Purchase Notice, the portion of the Available Amount to be purchased by the Buyer pursuant to Section 1(c) pursuant to a valid VWAP Purchase Notice which requires the Buyer to buy the VWAP Purchase Share Percentage of the aggregate shares traded on the Principal Market

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during normal trading hours on the VWAP Purchase Date up to the VWAP Purchase Share Volume Maximum, subject to the VWAP Minimum Price Threshold.

cc. “VWAP Purchase Date” means, with respect to any VWAP Purchase made hereunder, the Business Day immediately following receipt by the Buyer, on or before 5:00 p.m. Eastern time on a Business Day, of a valid VWAP Purchase Notice that the Buyer is to buy Purchase Shares pursuant to Section 1(c).

dd. “VWAP Purchase Notice” shall mean an irrevocable written notice from the Company to the Buyer directing the Buyer to buy Purchase Shares on the VWAP Purchase Date pursuant to Section 1(c) as specified by the Company therein at the applicable VWAP Purchase Price with the applicable VWAP Purchase Share Percentage specified therein.

ee. “VWAP Purchase Share Percentage” means, with respect to any particular VWAP Purchase Notice pursuant to Section 1(c), the percentage set forth in the VWAP Purchase Notice which the Buyer will be required to buy as a specified percentage of the aggregate shares traded on the Principal Market during normal trading hours up to the VWAP Purchase Share Volume Maximum on the VWAP Purchase Date subject to Section 1(c) but in no event shall this percentage exceed thirty percent (30%) of such VWAP Purchase Date’s share trading volume of the Common Stock on the Principal Market during normal trading hours.

ff. “VWAP Purchase Price” means the lesser of (i) 85% of the VWAP on the VWAP Purchase Date; or (ii) eighty- five percent (85%) of lowest Closing Sale Price over the previous ten (10) Business Days on (A) the VWAP Purchase Date if the aggregate shares traded on the Principal Market on the VWAP Purchase Date have not exceeded the VWAP Purchase Share Volume Maximum and the Sale Price of Common Stock has not fallen below the VWAP Minimum Price Threshold (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction), or (B) the portion of the VWAP Purchase Date until such time as the sooner to occur of (1) the time at which the aggregate shares traded on the Principal Market has exceeded the VWAP Purchase Share Volume Maximum, or (2) the time at which the Sale Price of Common Stock falls below the VWAP Minimum Price Threshold (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

gg. “VWAP Purchase Share Estimate” means the number of shares of Common Stock that the Company has in its sole discretion irrevocably instructed its Transfer Agent to issue to the Buyer via the DTC Fast Automated Securities Transfer Program in connection with a VWAP Purchase Notice pursuant to Section 1(c) and issued to the Buyer’s or its designee’s balance account with DTC through its Deposit Withdrawal At Custodian (“DWAC”) system on the VWAP Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

hh. “VWAP Purchase Share Volume Maximum” means a number of shares of Common Stock traded on the Principal Market during normal trading hours on the VWAP Purchase Date equal to: (i) the VWAP Purchase Share Estimate, divided by (ii) the VWAP Purchase Share Percentage (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

ii.	“Warrant Agreement” means the Warrant Agreement dated as of the Execution Date by and between the

Company and the Buyer.

12.	GENERAL PROVISIONS.

a.     Notice. Unless specifically otherwise provided, whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be sent by courier or hand delivery, e-mail or recognized overnight delivery service) to be effective and shall be deemed to have been given upon receipt when delivered personally or sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party) and on the date actually delivered after timely deposit with a nationally recognized overnight delivery service. Until changed by Notice pursuant hereto, the contact information for each party is as follows:

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If to Company:

Alterola Biotech, Inc. Attn: Seamus McAuley 47 Hamilton Square

Birkenhead Merseyside, ENG CH41 5AR Email: sm@abtipharma.com

If to Transfer Agent:

Action Stock Transfer Corporation Attn: Justeene Blankenship

2469 E. Fort Union Blvd, Suite 214 Salt Lake, UT 84121

Phone: (801) 274-1088

Email: jb@actionstocktransfer.com

If to Buyer:

EMC2 Capital, LLC Attn: Barrett Evans

201 W Montecito Street Santa Barbara, CA 93101 Email: ops@emc2capital.com

b.    Entirety and Amendments. This Agreement represents the final agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by the parties. There are no unwritten oral agreements between the parties. This Agreement may be amended only by an instrument in writing executed jointly by an authorized officer of each of Company and Buyer supplemented only by documents delivered or to be delivered in accordance with the express terms hereof. The terms and provisions of this Agreement shall control any conflict between the terms and provisions of this Agreement and the terms and provisions of any other agreement.

c.     Waiver. No course of dealing nor any failure or delay by either party, or its respective officers, directors, employees, representatives, or attorneys with respect to exercising any right or remedy available to it hereunder shall operate as any waiver thereof under this Agreement. A waiver must be in writing and signed by the waiving party to be effective, and such waiver shall be effective only in the specific instance and for the specific purpose for which it is given.

d.   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed a succession or assignment. The Buyer may not assign its rights or obligations under this Agreement.

e.   No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties and their respective successors and permitted assigns.

f.   Survival. All covenants, agreements, representations, and warranties made in this Agreement shall survive the Term of this Agreement and the representations and warranties of the Company and the Buyer contained in Sections 2, 3 and 5, the indemnification provisions set forth in Section 8 and the agreements and covenants set forth in Sections 4(e) and 12 shall survive the expiration of the term or the early termination of this Agreement. No termination of this Agreement shall affect the Parties’ rights or obligations under the Registration Rights Agreement which shall survive any such termination in accordance with its terms. No termination of this Agreement shall affect the Parties’ rights or obligations under this Agreement with respect to pending purchases and the Company and the Parties shall complete their respective obligations with respect to any pending purchases under this Agreement.

g.     Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; this Agreement shall be construed and enforced as if such provision had never comprised a part hereof; and the remaining provisions shall remain in full force and effect and shall not be affected by such provision or by its severance. Furthermore, in lieu of such provision there shall be added automatically a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

h.   Neutral Interpretation. This Agreement shall be interpreted in accordance with the fair meaning of its language and to implement the intent of the parties. The provisions contained herein shall not be construed in favor of or against any party because that party or its counsel drafted this Agreement but shall be construed as if all parties prepared this

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Agreement, and any rules of construction to the contrary, without limitation. The terms of this Agreement were negotiated at arm’s length by the parties hereto.

i.   Governing Law. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the laws of the State of California, without reference to its principles of conflict of laws and without giving effect to any choice of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of California. Each party irrevocably and unconditionally agrees and consents to submit to the non-exclusive personal jurisdiction of the U.S federal and state courts located in California for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

j.    Arbitration. In the event of any dispute regarding the meaning, instruction, or intent of this Agreement, or of any matter of performance, fact, law, background, circumstance, or other matter of any kind whatsoever relating to this Agreement, the Parties stipulate and agree that such dispute shall be submitted to binding and final arbitration in Santa Barbara, California, or such other location as the parties may mutually agree in accordance with the rules of international arbitration of the American Arbitration Association (“AAA”) in effect at the time of this Agreement. One arbitrator agreed upon by the Parties shall be appointed from a panel of arbitrators submitted to the Parties by the AAA, or if the Parties cannot agree upon one arbitrator from such panel, an arbitrator from the panel shall be appointed in accordance with the AAA’s rules. Such appointment shall be made within thirty (30) days after the election to arbitrate. Arbitration may proceed in the absence of any Party if written notice of the proceedings has been given to such Party. Discovery shall be available to the Parties subject to the approval and control of the arbitrator. The decision by the arbitrator shall be binding on all Parties and may be entered in any court of competent jurisdiction for enforcement. Such a decision shall include the payment of all fees and costs of the prevailing Party by the losing Party. The determination of the “prevailing party” shall be made by the arbitrator. The parties shall keep confidential the existence of the claim, controversy or disputes from third parties (other than the arbitrator), and the determination thereof, unless otherwise required by law or necessary for the business of the Parties. The arbitrator(s) shall be required to follow applicable law.

k.    Attorneys’ Fees. In the event of a dispute or litigation as to any terms or conditions of this Agreement, or if a party brings an action or proceeding to enforce or declare any rights herein created, or to bring about or declare the termination, cancellation, or rescission of this Agreement, the prevailing party in such action or proceeding shall be entitled to receive from the other party fees and costs, including attorneys’ fees, as a court of competent jurisdiction may deem just and proper.

l.  Remedies, Breaches and Injunctive Relief. The Buyer’s remedies provided in this Agreement shall be cumulative and in addition to all other remedies available to the Buyer under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Buyer contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Buyer’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

m.       No Brokers, Finders, Placement Agents or Financial Advisors. The Parties have not entered into any agreement, arrangement or understanding with any Person which will result in the obligation to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated by this Agreement. The

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Parties agree to indemnify and hold one another harmless from and against any and all losses, claims, costs, damages and expenses of whatsoever nature (including, all legal fees and expenses) attributable to any claim, liability or obligation for any brokers’ commissions, finder’s fees or payment of like nature which arises from any contract, agreement or obligation with any broker, finder or like person.

n.   Clearing Costs. The Company shall pay all fees of the Buyer with respect to the deposit of the Securities including, but not limited to, brokerage firm, clearing firm, Transfer Agent fees, and attorney fees (the “Clearing Costs”).

o.    Public Statements. Buyer shall have the right to approve, before issuance, any press release, SEC filing or any other public disclosure made by or on behalf of the Company with respect to, in any manner, the Buyer, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby. The Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations so long as the Company and its counsel consult with the Buyer in connection with any such press release or other public disclosure at least one (1) Business Day prior to its release; provided, however, that the Company’s obligations pursuant to this Section shall not apply if the material provisions of such press release, SEC filing, or other public disclosure previously has been publicly disclosed by the Company in accordance with this Section. The Buyer must be provided with a copy thereof at least one

(1) Business Day prior to any release or use by the Company thereof. The Company agrees and acknowledges that failure to comply with this provision constitutes a Material Adverse Effect.

p.   Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and do not limit, amplify, or modify the terms of this Agreement.

q.   Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

r.     Multiple Counterparts. This Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, the Buyer and the Company have caused this Agreement to be duly executed as of the date first written above.

BUYER

EMC2 CAPITAL, LLC

By: /s/ Barrett Evans

Barrett Evans, Managing Member

COMPANY

ALTEROLA BIOTECH, INC.

By: /s/ Seamus McAuley

Seamus McAuley, Chief Executive Officer

By: /s/ Timothy Rogers

Timothy Rogers, Chairman

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EXHIBIT A

[FORM OF] OFFICER’S CERTIFICATE

THIS OFFICER’S CERTIFICATE (the “Certificate”) is delivered pursuant to Section 7(e) of the Common Stock Purchase Agreement dated as of August XX, 2021 (the “Purchase Agreement”) by and between Alterola Biotech, Inc., a Nevada corporation (the “Company”), and EMC2 Capital, LLC, a Wyoming limited liability company (the “Buyer”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, Seamus McAuley, Chief Executive Officer of the Company, hereby certifies as follows:

I am the Chief Executive Officer of the Company and make the statements contained in this Certificate in my capacity as such and not as an individual;

The representations and warranties of the Company are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 of the Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date);

The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date;

The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings;

The Company is financially solvent and is generally able to pay its debts as they become due.

IN WITNESS WHEREOF, I have hereunder signed my name on the date below. .

By:________________________________

Seamus McAuley, Chief Executive Officer

The undersigned, as Secretary of Alterola Biotech, Inc., a Nevada corporation, hereby certifies that Seamus McAuley is the duly elected, appointed, qualified and acting Chief Executive Officer of Alterola Biotech, Inc. and that the signature appearing above is his/her genuine signature.

By: _________________________________

Larson Elmore, Secretary

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EXHIBIT B

[FORM OF] SECRETARY’S CERTIFICATE

THIS SECRETARY’S CERTIFICATE (the “Certificate”) is delivered pursuant to Section 7(i) of the Common Stock Purchase Agreement dated as of August XX, 2021 (the “Purchase Agreement”) by and between Alterola Biotech, Inc., a Nevada corporation (the “Company”), and EMC2 Capital, LLC, a Wyoming limited liability company (the “Buyer”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, Larson Elmore, Secretary of the Company, hereby certifies as follows in his or her capacity as such and not as an individual:

I am the duly elected, appointed, qualified and acting Secretary of the Company and make the statements contained in this Secretary’s Certificate.

Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company’s “Bylaws” and “Certificate of Incorporation,” respectively, in each case, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or stockholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws or Articles of Incorporation.

Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company on August XX, 2021, at which a quorum was present and acting throughout. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company’s Board of Directors, or any committee thereof, or the stockholders of the Company relating to or affecting (i) the entering into and performance of the Purchase Agreement, or the issuance, offering and sale of the Securities and (ii) and the performance of the Company of its obligation under the Transaction Documents as contemplated therein.

As of the date hereof, the authorized, issued and reserved capital stock of the Company is as set forth on Exhibit D hereto.

IN WITNESS WHEREOF, I have hereunder signed my name on the date below.

By: _______________________________

Larson Elmore, Secretary

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EXHIBIT C

[FORM OF] LETTER TO THE TRANSFER AGENT FOR THE ISSUANCE OF THE COMMITMENT SHARES AT EXECUTION OF THE PURCHASE AGREEMENT

[COMPANY LETTERHEAD]

August 11, 2021

Action Stock Transfer Corporation 2469 E. Fort Union Blvd, Suite 214 Salt Lake, UT 84121

Attn: Justeene Blankenship

Re: Alterola Biotech, Inc. Issuance of Common Stock to EMC2 Capital, LLC

On behalf Alterola Biotech, Inc., (the “Company”), you are hereby instructed to issue as soon as possible a share certificate representing an aggregate of Seven Million Five Hundred Thousand (7,500,000) shares of our common stock in the name of EMC2 Capital, LLC. The share certificate should be dated [DATE OF THE PURCHASE AGREEMENT]. I have included a true and correct copy of the relevant resolutions of the Board of Directors of the Company approving the issuance of these shares. The share certificate should bear the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The share certificate should be issued as soon as possible and held in book entry form with copy sent via email to: ops@emc2capital.com

Thank you very much for your assistance. If you have any questions or require anything further, please do not hesitate to call me at the number below.

Very truly yours,

Alterola Biotech, Inc.

By: /s/ Seamus McAuley

Seamus McAuley

Chief Executive Officer

353-86-838-9812

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